UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2024
__________________________
bluebird bio, Inc.
(Exact name of Registrant as Specified in Its Charter)
_____________________________________________________________

Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA		02145
(Address of Principal Executive Offices)		(Zip Code)
(339) 499-9300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2024, bluebird bio, Inc. (the “Company”) entered into a Loan and Security Agreement (the “LSA”), by and among the Company, the several banks and other financial institutions or entities party thereto, as lenders, and Hercules Capital, Inc., as administrative agent and collateral agent.

The LSA provides a secured term loan facility of up to $175.0 million (collectively, the “Term Loans”), consisting of: (a) an initial tranche of term loans in an aggregate amount of $75.0 million, which was funded at closing (the “Initial Loan”); (b) an additional tranche of term loans in an aggregate amount of $25.0 million, which will be available, subject to customary terms and conditions, during the period commencing on the date the Company has completed patient starts (cell collections) for at least 35 LYFGENIA patients by September 30, 2024 or 55 LYFGENIA patients by December 31, 2024 (the “Tranche 2 Milestone”) and ending on the earlier of (i) the date that is 30 days immediately following achievement of the Tranche 2 Milestone and (ii) January 31, 2025; (c) an additional tranche of term loans in an aggregate amount of $25.0 million, which will be available, subject to customary terms and conditions, during the period commencing on the date the Company has achieved trailing three-month gross profit of at least $30 million, no later than the period ending June 30, 2025 (the “Tranche 3 Milestone”) and ending on the earlier of (i) the date that is 30 days immediately following the date the Company achieves the Tranche 3 Milestone and (ii) September 15, 2025; and (d) an additional tranche of term loans of $50.0 million, available in the sole discretion of the lenders, and subject to customary terms and conditions, until December 15, 2026.

Borrowings under the LSA bear interest at a per annum rate equal to: (a) in cash, the greater of either (i) the Prime Rate (as reported in the Wall Street Journal) plus 1.45% or (ii) 9.95% plus (b) paid-in-kind by adding the accrued interest to the outstanding principal of the Term Loans on a monthly basis, 2.45%. The Term Loans are repayable in monthly interest-only payments until April 1, 2027, or April 1, 2028, if the Company has achieved, no later than December 31, 2026, certain gross profit tests and at least $1 of EBITDA on a trailing six-month basis (the “Performance Milestone”). After the expiration of the interest-only payment period, the Term Loans are repayable in equal monthly payments of principal and accrued interest until maturity. The Term Loans will mature on April 1, 2029.

At the Company’s option, the Company may prepay all or a portion of the outstanding Term Loans, subject to a prepayment premium equal to (a) 3.0% of the Term Loans being prepaid if the prepayment occurs during the twelve months following the Closing Date, (b) 2.0% of the Term Loans being prepaid if the prepayment occurs after 12 months following the Closing Date but on or prior to 24 months following the Closing Date, and (c) 1.0% of the Term Loans being prepaid if the prepayment occurs after 24 months following the Closing Date and prior to the maturity date. In addition, the Company will pay an end of term charge of 4.95% upon the prepayment or repayment of the Term Loans and a facility charge of 1.00% upon any draws of the Term Loans.

The Term Loans are secured by a lien on substantially all of the assets of the Company. The LSA includes two financial covenants – the first requires the Company to maintain, at all times, “Qualified Cash” (defined as cash in accounts subject to control agreements minus any accounts payable not paid after the 120th day) in an amount greater than or equal to the outstanding principal amount of the Term Loans, multiplied by 40%; provided that if the Tranche 3 Milestone has occurred, the foregoing percentage will be decreased to 35% and if the Performance Milestone has occurred, the foregoing percentage will be reduced to 20%. The second covenant (the “Product Revenue Covenant”) requires the Company, commencing with the fiscal quarter ending September 30, 2024, to maintain quarterly trailing six-month net product revenue from the sale of LYFGENIA, ZYNTEGLO and SKYSONA. The amount of the Product Revenue Covenant gradually increases over the life of the LSA and is based on a percentage of the Company’s internal projections, including its previously announced 2024 guidance of 85 – 105 patient starts (cell collections) combined across all three of its FDA approved therapies (LYFGENIA, ZYNTEGLO, SKYSONA). The Product Revenue Covenant will be waived if: (a)(i) the Company’ average market capitalization as of market close for the thirty trading days immediately preceding each day of a fiscal quarter is greater than $500.0 million and (ii) the Company maintains Qualified Cash in an amount greater than or equal to the outstanding obligations secured under the LSA, multiplied by 70% or (b) the Company maintains Qualified Cash in an amount greater than or equal to the outstanding obligations secured under the LSA, multiplied by 125%.

In addition, the LSA includes customary affirmative and negative covenants and representations and warranties, including a covenant against the occurrence of a “change in control,” financial reporting obligations, and certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, transfers, mergers or acquisitions, taxes, corporate changes, and bank accounts. The LSA also includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the LSA, cross acceleration to third-party indebtedness and certain events relating to bankruptcy or insolvency. Upon the occurrence of an event of default, Hercules may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the LSA.

In addition, in connection with the entry into the LSA, the Company also issued to the lenders warrants to purchase that number of shares of the Company’s common stock equal to five percent of the Initial Loan, or $3.75 million, divided by the volume-weighted average price (“VWAP”) of the Company’s common stock for the ten-day period preceding the Closing Date (the “Initial Warrants”). The Company will issue additional common stock warrants to the lenders at the closings of future Term Loans, if any, to purchase that number of shares of common stock equal to five percent of the applicable Term Loan divided by the VWAP of the Company’s common stock for the ten-day period preceding the Closing Date (together with the Initial Warrants, the “Warrants”). Each warrant shall be exercisable for seven years from date of issuance and shall be tradeable in accordance with the provisions of Rule 144 of the Securities Act of 1933, as amended.

While the Term Loans remain outstanding, the Company shall use commercially reasonable efforts to permit each lender or its permitted assignee or nominee the option to invest up to a total of $5.0 million in the Company’s next round of equity offering, if any, broadly marketed to multiple investors on the same terms, conditions and pricing offered to investors in such subsequent equity financing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company’s direct financial obligation under the Loan Agreement is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference into this Item 3.02. The Warrants were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024	bluebird bio, Inc.

	By:	/s/ Joseph Vittiglio
	Name:	Joseph Vittiglio
	Title:	Chief Legal & Business Officer and Secretary